Exhibit 99.1

VeriTeQ to Go Public through Transaction with Digital Angel Corporation

Company to Change Name to VeriTeQ Corporation Reflecting Portfolio of Implantable Medical Device Identification and Radiation Therapy Treatments with Multiple FDA Clearances and CE Marks

DELRAY BEACH, FL and NEW LONDON, CT– June 25, 2013 – VeriTeQ Acquisition Corporation (“VeriTeQ”), a provider of implantable medical device identification and radiation dose measurement technologies, announced today it has entered into a Share Exchange Agreement with Digital Angel Corporation (“Digital Angel”) (OTC Market: DIGA) and all of the VeriTeQ shareholders, whereby Digital Angel will acquire all of the issued and outstanding shares of VeriTeQ’s common stock in exchange for 4,107,592 shares of Digital Angel’s Series B convertible preferred stock, and the VeriTeQ stockholders will become the majority owners of Digital Angel. In conjunction with this announcement, Digital Angel will file a Schedule 14F-1 with the U.S. Securities and Exchange Commission (“SEC”) in connection with a change in the majority of its board of directors to a group of directors designated by VeriTeQ that will be effective when the transaction closes, and it will change its name to VeriTeQ Corporation and effect a reverse stock split as soon as practicable.

VeriTeQ’s patented technology enables the unique device identification (“UDI”) of implantable medical devices. VeriTeQ also has patented biodosimetry technologies for radiation therapy treatment, and data analytics capabilities related to information gathered by its technologies. With its passive radio frequency identification (“RFID”) microchip, cleared by the U.S. Food and Drug Administration (“FDA”), VeriTeQ can enable medical device manufacturers to comply with the FDA Proposed Rule for UDI, specifically the Direct Part Marking requirement for implantable medical devices. VeriTeQ’s microchip technology is a FDA-cleared RFID solution able to report the UDI of an implantable medical device from within the body, on demand.

VeriTeQ’s radiation dosimeter technologies take implantable microchip technology beyond identification to patient treatment and safety. Its DVS SmartMarker® is the world’s first FDA cleared, implantable, wireless radiation sensor, used to measure the radiation dose delivered to a patient directly from the site of the tumor during cancer treatment. DVS SmartMarker is cleared for use in breast and prostate cancer patients. Its OneDose® adhesive technology is FDA cleared for use in cancer patients being treated with external beam radiation to measure radiation dose levels at the skin surface.

VeriTeQ has active business relationships with device manufacturers interested in using its technologies. VeriTeQ’s robust intellectual property portfolio includes more than 100 patents issued, patents pending, and patent licenses. VeriTeQ’s technologies also have multiple FDA clearances and CE marks. CE marking is a key indicator of a product's compliance with legislation in the European Union.

VeriTeQ, in conjunction with a world-leading medical center and its more than 20 hospitals and 400 outpatient clinics, is engaged in the development of a UDI data acquisition and push technology delivery system capable of providing real-time analytics and outcomes reports. VeriTeQ’s technology enables data from its technologies to be transmitted from the company’s scanning devices to a designated third party recipient database and/or electronic health record.

VeriTeQ’s Office of Medicine and Data Science is focused on linking data from disparate sources with in vivo medical devices to create complete and accurate amalgamations of patient data. Data synthesis and analytics relating directly to patient outcomes and patient safety issues created by linking multiple data sources with granular device data can be used to populate repository systems for hospitals, healthcare providers, insurance companies, Medicare/Medicaid, medical device manufacturers and regulatory authorities. The expertise offered by the Office of Medicine and Data Science can ultimately benefit the patient by providing relevant information and outcomes to medical device manufactures, thereby helping them create safer, more effective devices for patients.

“The share exchange between VeriTeQ and Digital Angel enables VeriTeQ to leverage the capital markets to execute its growth strategy, and provides Digital Angel stockholders an opportunity to be an investor in a company that is well positioned for growth based on pending government mandates for medical device identification and the need for radiation dose measurement. I have known Scott Silverman for a long time and he is a great visionary and leader. I’m confident in the future of VeriTeQ,” stated Daniel E. Penni, Chairman and Interim CEO of Digital Angel.

Scott R. Silverman, Chairman and CEO of VeriTeQ, stated, “This is an important turning point in the history of VeriTeQ as we focus on bringing unique and potentially life-saving products to patients and the healthcare system. We are eager to become a public company and accelerate our go-to-market strategy.
We believe our strong patent portfolio, coupled with our industry partnerships, will bring significant value to VeriTeQ’s and Digital Angel’s stockholders, as well as potential future investors.”

About VeriTeQ

VeriTeQ develops innovative, proprietary RFID technologies for implantable medical device identification, and dosimeter technologies for use in radiation therapy treatment. VeriTeQ offers the world's first and only implantable RFID technology used to identify implantable medical devices, in vivo, on demand, at the point of care. VeriTeQ's dosimeters provide patient safety mechanisms while measuring and recording the dose of radiation delivered to a patient in real time. For more information on VeriTeQ, please visit www.veriteqcorp.com.

Statements in this press release about our future expectations, including without limitation, the likelihood of the completion and benefits of the share exchange with Digital Angel; the likelihood that the share exchange between VeriTeQ and Digital Angel will enable VeriTeQ to leverage the capital markets to execute its growth strategy, and will provide Digital Angel stockholders an opportunity to be an investor in a company that is well positioned for growth based on pending government mandates for medical device identification and the need for radiation dose measurement; the likelihood that this is an important turning point in the history of VeriTeQ; the likelihood that VeriTeQ will accelerate its go-to-market strategy; and the likelihood that VeriTeQ’s patent portfolio, coupled with its industry partnerships, will bring significant value to VeriTeQ’s and Digital Angel’s stockholders, constitute "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934, and as that term is defined in the Private Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties and are subject to change at any time, and our actual results could differ materially from expected results. These risks and uncertainties include, without limitation, VeriTeQ’s ability to complete the Share Exchange Agreement with Digital Angel due to uncertainties as to the satisfaction of closing conditions to the Share Exchange Agreement, the respective parties' performance of their obligations under the Share Exchange Agreement and other factors affecting the execution of the transactions contemplated by the Exchange Agreement, the ability to promptly and effectively integrate the businesses of Digital Angel and VeriTeQ; VeriTeQ’s ability to target the UDI sector, implantable medical device manufacturers, the radiation therapy sector; VeriTeQ’s ability to complete the development of a UDI data acquisition and push technology delivery system capable of providing real-time analytics and outcomes reports; VeriTeQ’s ability to raise capital; as well as other risks. Additional information about these and other factors may be described in future filings with the Securities and Exchange Commission The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this statement or to reflect the occurrence of unanticipated events, except as required by law.

Contact:

Allison Tomek

561-846-7003

atomek@veriteqcorp.com